                                   EXHIBIT 11

                            P. H. GLATFELTER COMPANY
                         AND CONSOLIDATED SUBSIDIARIES
                         =============================


                      Computation of Net Income Per Share

                                                           For the 3 Months Ended
                                                        9/30/94             9/30/93
                                                    -------------       --------------
   Weighted average number of common and common
      share equivalents:

      Common Shares:
         Shares outstanding, beginning of period..     44,097,588           44,081,549

         Less shares purchased for treasury.......              -              (13,878)/(1)/

         Shares issued - Employee Stock Purchase
           Plans..................................            525/(2)/             545 /(3)/

         Shares issued - 1988 Restricted Common
          Stock Award Plan........................              -                    -
                                                    -------------       --------------
            Total.................................     44,098,113           44,068,216

         Common share equivalents applicable to
           outstanding stock awards...............        168,504/(5)/         183,813/(5)/
                                                    -------------       --------------
            Total.................................     44,266,617           44,252,029

   Net income.....................................  $  (1,495,288)      $    2,878,904

   Preferred dividends............................              -               (1,762)
                                                    -------------       --------------

   Net income applicable to common shares.........  $  (1,495,288)      $    2,877,142
                                                    -------------       --------------

   Net income per common share....................  $        (.03)       $         .07
                                                    =============       ==============


                                                           For the 9 Months Ended
                                                        9/30/94             9/30/93
                                                    -------------       --------------
   Weighted average number of common and common
      share equivalents:

      Common Shares:
         Shares outstanding, beginning of period..     43,987,328          44,057,273

         Less shares purchased for treasury.......              -             (57,291)/(1)/

         Shares issued - Employee Stock Purchase
           Plans..................................         48,467/(2)/         49,624 /(3)/

         Shares issued - 1988 Restricted Common
          Stock Award Plan........................          8,358/(4)/              -
                                                    -------------       --------------
            Total.................................     44,044,153          44,049,606

         Common share equivalents applicable to
           outstanding stock awards...............        180,373/(5)/        317,037 /(6)/
                                                    -------------       --------------
            Total.................................     44,224,526          44,366,643

   Net income.....................................  $   2,747,826      $    7,821,690

   Preferred dividends............................              -              (5,401)
                                                    -------------       --------------

   Net income applicable to common shares.........  $   2,747,826      $    7,816,289
                                                    -------------       --------------

/(1)/ Weighted average effect of 116,200 common shares repurchased in the third quarter of 1993 and 186,600 common shares repurchased in the first nine months of 1993.
/(2)/ Weighted average effect of 48,323 common shares sold from treasury on September 30, 1994 and 143,571 common shares sold from treasury in the first nine months of 1994.
/(3)/ Weighted average effect of 50,186 common shares sold from treasury on September 30, 1993 and 144,862 common shares sold from treasury in the first nine months of 1993.
/(4)/ Weighted average effect of 15,012 common shares issued from treasury in the second quarter of 1994.
/(5)/ Weighted average effect of shares subject to outstanding awards under the Registrant's 1988 Restricted Common Stock Award Plan and weighted average effect of shares issuable under the Registrant's 1992 Key Employee Long-Term Incentive Plan.

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